Exhibit 23(A)



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2003 relating to the financial statements of Old Republic International Corporation, which appear in the Old Republic International Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.



                                            /s/ PricewaterhouseCoopers LLP



Chicago, Illinois
March 26, 2003